Exhibit 99.1
Ellington Financial Announces Estimated Book Value Per Common Share and Provides Business Updates Due to COVID-19
–Declares Dividend of $0.08 Per Common Share, Payable May 26, 2020–
–Has Strategically Lowered Leverage and Enhanced Liquidity–
OLD GREENWICH, Conn., April 7, 2020—Ellington Financial Inc. (NYSE: EFC) (the "Company") today provided the following updates with respect to certain aspects of its portfolio, business operations, dividends, and liquidity, given the market-related and other impacts of COVID-19.
•Book Value Per Common Share: As of March 31, 2020, estimated book value per common share1 was $15.08.
•Common and Preferred Dividends: On April 7, 2020, the Company's Board of Directors (the "Board") declared a common stock dividend of $0.08 per share, payable on May 26, 2020 to stockholders of record as of April 30, 2020, and a dividend of $0.421875 per share on the Company's 6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, payable on April 30, 2020 to preferred stockholders of record as of April 17, 2020. The Company paid its March monthly dividend of $0.15 per common share in cash, on March 25, 2020 as originally declared.
•Liquidity: As of March 31, 2020, the Company had unrestricted cash of approximately $130 million.
•Unencumbered Assets: As of March 31, 2020, in addition to its unrestricted cash, the Company had other unencumbered assets of an estimated $286 million.
•Leverage and Financing: As of March 31, 2020, the Company's total debt-to-equity ratio and recourse2 debt-to-equity ratio had declined to an estimated 3.5:1 and 2.5:1 from 3.8:1 and 2.6:1, respectively, as of December 31, 2019. Adjusted for borrowings associated with unsettled purchases and sales, the Company's total debt-to-equity ratio and recourse debt-to-equity ratio were an estimated 3.1:1 and 2.1:1 as of March 31, 2020, as compared to 3.8:1 and 2.6:1, respectively, as of December 31, 2019. As of March 31, 2020, nearly half of the Company's recourse borrowings were secured by agency pools. The Company has satisfied all of its margin calls under its financing arrangements.
•Strong Alignment of Interests: Management and directors continue to own approximately 8%3 of the Company's fully-diluted common equity as of March 31, 2020.
"The spread of COVID-19 has led to extreme market volatility and dislocations in the financial markets, which have in turn caused significant yield spread widening on most fixed income assets, a sharp selloff in equities across the globe, volatility in interest rates, a severe drop in liquidity across virtually all asset classes, and significantly less transparency in the pricing of many asset classes," said Laurence Penn, Chief Executive Officer and President of the Company. "While responses from central banks and governments around the globe have been substantial, the ultimate economic impact of the virus is still unknown, and the situation is evolving on a daily basis.
"Through the volatility, we have met all margin calls, strategically lowered our leverage, and maintained what we believe is a strong liquidity position. The lowering of our leverage has been strategic and opportunistic; none of our asset sales have been forced. In addition, the Board has set our next common stock dividend to $0.08 per share, largely in response to our anticipated net taxable loss for the first quarter and our estimated book value decline. The Board will continue to assess our common stock dividend rate on an ongoing basis, as market conditions and our financial position continue to evolve. Looking forward, we believe that the opportunities for future returns are strong given the significant repricing across most of our targeted asset classes, where we see substantial yield spread widening even after taking into account the anticipated fundamental credit effects of recent macro-economic developments. While the markets for many of our assets and the financing of those assets seem to have improved in recent days, high levels of uncertainty remain in the current environment.
"Finally, our leadership team has effectively implemented our business continuity plans, and we continue to be fully operational. Our thoughts and sincere wishes are for the health and well-being of all of our stakeholders and their families, and moreover to all those around the world who are suffering through this pandemic."
1 This estimated book value per common share includes the effect of the previously announced monthly dividend of $0.15 per common share, payable on April 27, 2020 to holders of record on March 31, 2020, with an ex-dividend date of March 30, 2020.
2 In the event of default under a recourse borrowing, the lender's claim is not limited to the collateral (if any). Excludes repo borrowings on U.S. Treasury securities and approximately $30 million and $28 million of borrowings at certain unconsolidated entities that are recourse to the Company as of March 31, 2020 and December 31, 2019, respectively.
3 Management and directors' ownership includes common shares, operating partnership units, and operating partnership LTIP units held by officers and directors of the Company, and partners and affiliates of Ellington (including families and family trusts of the foregoing).

Cautionary Statements
Estimated book value per common share is subject to change upon completion of the Company's month-end and quarter-end valuation procedures relating to its investment positions, and any such change could be material (particularly in light of the significant volatility, lack of pricing transparency, and market dislocations discussed above). There can be no assurance that the Company's estimated book value per common share as of March 31, 2020 is indicative of what the Company's results are likely to be for the three-month period ending March 31, 2020 or in future periods, and the Company undertakes no obligation to update or revise its estimated book value per common share prior to issuance of financial statements for such period.
The Company's estimates of the financial information above reflect estimates with respect to such information based on information currently available to management, and may vary from the Company's actual financial results as of and for the three-month period ending March 31, 2020. These variances may be material, particularly in light of the significant volatility, lack of pricing transparency, and market dislocations discussed above. Further, these estimates are not a comprehensive statement of the Company's financial results as of and for the three-month period ending March 31, 2020, and there can be no assurance that the Company's estimates as of March 31, 2020 are indicative of what its actual results are likely to be for the three-month period ending March 31, 2020 or in future periods and the Company undertakes no obligation to update or revise its estimates prior to issuance of financial statements. Accordingly, you should not place undue reliance on this information. These estimates, which are the responsibility of the Company's management, were prepared by the Company's management and are based upon a number of assumptions, including, without limitation, the fair market value of the Company's assets, which may not be reflective of such assets' liquidation value or current fair market value, particularly during times of stress and enhanced volatility such as exists today. Estimated asset values may also differ from the values provided by the Company's financing counterparties or other third parties that value such assets. Additional adjustments to this information may be identified and could result in material changes to the Company's estimated operating results. Estimates of operating results are inherently uncertain and the Company undertakes no obligation to update this information. The Company's independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this financial information. Accordingly, the Company's independent registered public accounting firm does not express an opinion or provide any form of assurance with respect thereto.
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. The Company's actual results may differ from its beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include statements regarding the Company's book value per common share, its payment of dividends, its ability to meet margin calls, among others. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates and the market value of the Company's securities, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940, the Company's ability to qualify and maintain its qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, including changes resulting from the ongoing spread and economic effects of the novel coronavirus (COVID-19). Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K filed on March 13, 2020, which can be accessed through the Company's website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports the Company files with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans, residential and commercial mortgage-backed securities, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, non-mortgage and mortgage-related derivatives, equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.